Exhibit 10.1

COLLATERAL TRUST AGREEMENT

THIS COLLATERAL TRUST AGREEMENT, dated October 25, 2010 (the “Agreement”), among The Goldfield Corporation (the “Grantor”), Valley Forge Insurance Company (the “Beneficiary”), and Branch Banking and Trust Company (the “Trustee”). The Grantor, the Beneficiary and the Trustee are hereinafter each sometimes referred to individually as a “Party” and collectively as the “Parties”.

WITNESSETH:

WHEREAS, the Trustee is not a Parent, Subsidiary or Affiliate of the Grantor or the Beneficiary;

WHEREAS, the Beneficiary and the Grantor have entered into certain agreements (such as an insurance policy or a finance agreement) listed hereto on Schedule A attached hereto and incorporated by reference into this Agreement (the “Insurance Agreements”);

WHEREAS, the Grantor desires to transfer to the Trustee for deposit to a trust account (the “Trust Account”) certain assets for the account of the Beneficiary for the purpose of securing any and all of Grantor’s obligations to the Beneficiary under the Insurance Agreements (all such obligations, together with any and all obligations of Grantor to Beneficiary under this Collateral Trust Agreement, hereinafter collectively “Grantor’s Obligations” or “Obligations”);

WHEREAS, the Trustee has agreed to act as Trustee hereunder, and to hold such assets in trust in the Trust Account for the sole use and benefit of the Beneficiary;

WHEREAS, this Agreement is made for the purpose of creating and granting a security interest in favor of the Beneficiary in certain of the Grantor’s Assets (hereinafter defined) and placing those Assets in the Trust Account in order to secure the Grantor’s Obligations to the Beneficiary under the Insurance Agreements, and for the purpose of setting forth the duties and powers of the Trustee with respect to the Trust Account;

WHEREAS, the Trust Account is established under the laws of the State of Texas;

NOW, THEREFORE, for and in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I

THE TRUST ACCOUNT

§1.	Establishment of the Trust Account.

The Grantor shall establish the Trust Account with the Trustee, who shall administer the Trust Account in its name as Trustee for the Beneficiary. No withdrawal of the Assets (as hereinafter defined) of the Trust Account shall be made except at the express direction of the Beneficiary as provided herein.

§2.	Deposit of Assets to the Trust Account.

(a) The Assets. The Grantor shall transfer to the Trustee, as an initial deposit to the Trust Account, the unencumbered assets listed in Schedule B, attached hereto and incorporated by reference into this Agreement, and may transfer to the Trustee, for deposit to the Trust Account, such other unencumbered assets as may be allowed and/or required under this Agreement and the Insurance Agreements (all such assets are herein referred to individually as an “Asset” and collectively as the “Assets”). The Assets shall consist only of cash and/or securities that are Eligible Investments (defined as those Assets listed in Schedule C to this Agreement). The Trustee shall provide to the Beneficiary a certification of its receipt of the Grantor’s initial deposit of Assets.

(b) Deposit of Cash. Grantor may deposit cash to the Trust Account. Grantor may, with the Beneficiary’s Written Approval, invest any cash in the Trust Account in Eligible Investments and the Trustee shall pay for any such investments made by the Grantor that are delivered to the Trustee for settlement to the Trust Account from the cash in the Trust Account. Absent written investment direction, the Trustee shall invest the proceeds into the BB&T Business Investment Deposit Account.

(c) Deposit of Eligible Investments. Concurrently with the Grantor’s deposit of any Eligible Investments with the Trustee, the Grantor shall provide the Beneficiary with a statement identifying the Assets so deposited by types, issuer, C.U.S.I.P. numbers, amounts, maturities and other description customary in the securities industry; and said statement shall be signed by an authorized officer of the Grantor, and shall otherwise be in a form and in content satisfactory to the Beneficiary.

(d) Deposit Requirements. All deposited Assets must meet the following requirements in order to constitute Trust Assets: (i) each Asset being deposited has been physically deposited with or transferred to the Trustee or its designated custodian with any necessary endorsement in favor of the Trustee in the case of instruments and other physical certificates or has been issued or registered in the name of the Trustee in the case of any other type of Asset or has been credited by book-entry to an account in the name of the Trustee on the books and records of a securities intermediary (as defined in the UCC); (ii) such Asset has been shown on the pertinent books and records of the Trustee as being held as follows: “as Trustee U/A dated October 25, 2010 w/ Valley Forge Insurance Company, secured party;” (iii) such Asset has been deposited with, transferred to or issued or registered in the name of the Trustee free and clear of any liens, security interests or adverse claims except for the security interest in favor of the Trustee and Beneficiary; and (iv) the Trustee has sent to the Beneficiary a written confirmation of such deposit, transfer, issuance or registration (satisfactory in form and content to the Beneficiary) clearly identifying such Asset by type, issuer, C.U.S.I.P. number, amount, maturity and/or other description for such security customary in the securities industry.

(e) Deposit of Additional Assets. Except as otherwise specified herein, if, in the sole judgment of the Beneficiary, at any time during the existence of the Trust Account the market value of the portfolio of Eligible Investments comprising the Trust Assets declines below an appropriate value to secure Grantor’s Obligations under the Insurance Agreements, Grantor shall, within ten (10) days of receipt of written notice from Beneficiary of such decline, deposit in the Trust Account additional Assets acceptable to and sufficient in Beneficiary’s judgment to make the total current market value of the Assets meet the Beneficiary’s individual and collective requirements.

§3.	Income.

All payments of interest, dividends and other income in respect of Assets in the Trust Account shall constitute Trust Assets and shall be collected by the Trustee and deposited into the Trust Account, until such time as the Trustee is directed otherwise by the Beneficiary.

§4.	Redemption and Substitution of Assets.

(a) Surrender of Assets. Upon providing the Beneficiary with prior written notice, the Trustee shall properly surrender for payment all maturing Assets and all Assets called for redemption and shall promptly deposit the entire principal amount of the proceeds of any such payments into the Trust Account.

(b) Substitution of Assets. Upon Beneficiary’s Written Approval and subject to the conditions listed below, the Grantor may substitute assets by withdrawing from the Trust Account all or any part of any Eligible Investments comprising the Trust Assets only upon (i) Trustee’s receipt of a Substitution Notice as set forth in next paragraph; (ii) prior to any withdrawal, the Grantor shall replace the Assets to be withdrawn with other Eligible Investments which in Beneficiary’s determination and in its sole discretion are of an equal or greater market value as compared to the Assets proposed to be withdrawn in terms of amount, marketability and liquidity, and otherwise in all respects meet the requirements of this Trust Agreement and; (iii) executing such other documents as the Beneficiary deems necessary or desirable to create and perfect a security interest therein. The Trustee shall have no responsibility whatsoever to determine the eligibility of such substituted Assets to be Eligible Investments or the value of such substituted Eligible Investments, and the Trustee shall not be responsible for any diminution in the value of any Assets due to losses resulting from their investment by the Grantor or its designee as provided in Article I, Section 2 of this Agreement.

(c) Substitution Notice. For any substitution of Assets pursuant to this Section 4 of this Agreement, Trustee shall receive written notice (the “Substitution Notice”) no later than 3:00 p.m. Chicago time, one business day prior to the day the substitution is to occur. The Substitution Notice shall be prepared by Grantor, but shall have no force or effect unless and until confirmed and approved in writing by Beneficiary. The Substitution Notice shall reflect the identification, par or face value and current market value of the Assets to be withdrawn pursuant to such substitution and the identification, par or face value and current market value of the Assets to be substituted for the Assets so withdrawn. Upon receipt of the Assets provided in substitution, Trustee shall deliver the Assets to be withdrawn per the written instructions of the Grantor as contained in a Beneficiary approved Substitution Notice. No Assets will be substituted or released by the Trustee, pursuant to this Section 4, except upon receipt by the Trustee of the Assets identified in the Substitution Notice.

§5.	Withdrawal of Assets from the Trust Account.

(a) Withdrawal by Beneficiary. Pursuant to any of Grantor’s Obligations or upon default in the Grantor’s performance hereunder, the Beneficiary shall have the right, at any time and from time to time, to withdraw from the Trust Account, upon providing Trustee with Beneficiary’s Written Approval at Trustee’s address as set forth in Article IV, Section 7 hereinbelow (the “Withdrawal Notice”), any quantity or amount of such Assets as are specified in such Withdrawal Notice. Any Withdrawal Notice must be received by the Trustee no later than 3:00 p.m. Chicago time the business day prior to execution of the withdrawal transaction. The Withdrawal Notice shall direct the Trustee to deliver cash (that may include the proceeds from any Assets held in money market funds or mutual funds) and/or securities (which securities the Beneficiary shall select, in its sole discretion). The Withdrawal Notice may designate a third party (the “Designee”) to whom Assets specified therein shall be delivered and may condition delivery of such Assets to such Designee upon receipt, and deposit to the Trust Account, of other Assets specified in such Withdrawal Notice, all as determined by Beneficiary and as set forth in the Withdrawal Notice. The Beneficiary need present no statement or documentation in addition to a Withdrawal Notice in order to withdraw any Assets. Upon receipt of a Withdrawal Notice, the Trustee shall, at Beneficiary’s written direction, promptly transfer such Assets to, or for the account of, Beneficiary or such Designee as is specified in such written direction.

(b) Withdrawal by Grantor. To the extent Beneficiary and Grantor agree that the Assets in the Trust Account exceed Grantor’s Obligations, Grantor may request a withdrawal of Assets from the Trust Account by providing Trustee and Beneficiary with written notice (the “Reduction Notice”). The Reduction Notice shall be prepared by Grantor, but shall have no force or effect unless and until confirmed and approved by Beneficiary. The Reduction Notice shall reflect the identification, par or face value and current market value of the securities to be withdrawn from the Trust Account or the amount of cash to be withdrawn from the Trust Account. Upon its receipt of Beneficiary’s Written Approval of the Reduction Notice, Trustee shall deliver the Assets to be withdrawn per the written instructions of the Grantor as contained in the Reduction Notice.

§6.	Application of Assets.

(a) The Beneficiary hereby covenants to the Grantor that it shall use and apply any withdrawn Assets for the following purposes only:

(i) to pay or reimburse the Beneficiary for any unpaid or unreimbursed portion of Grantor’s Obligations;

(ii) to pay or reimburse the Beneficiary for any amounts due to Beneficiary as a result of Grantor’s default hereunder or under any Insurance Agreements;

(iii) to reimburse the Beneficiary for any amounts advanced by the Beneficiary on behalf of Grantor for services performed by third parties in connection with the Insurance Agreements,

(iv) to pay the Grantor’s share of any other amounts the Beneficiary claims are due hereunder or under the Insurance Agreements; and

(v) where any of the Grantor’s Obligations remain unliquidated and undischarged ten days prior to the Termination Date (as defined in Article I, Section 9), to withdraw the Assets and deposit such amounts in a separate account, apart from its other assets, in the name of the Beneficiary, in any bank or trust company organized in the United States, in trust for the uses and purposes specified in subparagraphs (i) through (iv) of this paragraph (a).

(b) The Trustee shall have no duty, responsibility or authority whatsoever to determine that any Assets withdrawn from the Trust Account pursuant to Article I, Section 5 of this Agreement will be used and applied in the manner contemplated by paragraph (a) of this Section 6, or to take, or refrain from taking any action on account of the use or application any Assets in relation to the provisions of said paragraph (a) of this Section 6.

§7.	Corporate Actions.

The Trustee shall advise the Grantor and Beneficiary upon receipt by Trustee of notice of any corporate action affecting any Assets in the Trust Account. The Trustee shall forward all corporate action materials, and such other materials it regularly sends to its customers relating to the securities it holds, to the Grantor, with a copy to the Beneficiary. The Trustee shall follow instructions signed by the Grantor and Beneficiary with regard to voting such corporate actions, and to the extent necessary, shall execute and deliver such corporate actions to the appropriate party.

§8.	Beneficiary’s Security Interest in the Assets.

(a) The Grantor and Beneficiary acknowledge and agree that the Assets held by the Trustee in the Trust Account hereunder have been deposited in said Trust Account for the sole benefit of the Beneficiary and pledged by the Grantor to the Beneficiary as security for the Grantor’s Obligations. In furtherance of the foregoing, the Grantor hereby pledges with, assigns to, and grants the Beneficiary a continuing first security interest in, and a lien upon the Trust Account, all Assets (and after-acquired proceeds of all Assets) in the Trust Account, all financial assets and cash from time to time credited thereto and all security entitlements in respect thereof pursuant to the Uniform Commercial Code as in effect from time to time in the State of Florida (the “UCC”). The Grantor and Beneficiary are entering into this Trust to perfect the deposit of the Trust Account Assets for the sole benefit of the Beneficiary, as well as the security interest in and lien on such collateral. Trustee acknowledges that a security interest has been granted by the Grantor to the Beneficiary in the Trust Account and the Assets held therein. Except as otherwise expressly stated herein, the terms defined in the UCC have the same meanings herein. In addition to whatever other rights and remedies the Beneficiary may have thereunder, the Beneficiary shall also have all rights and remedies of an Entitlement Holder under the UCC. Subject to the terms and conditions of this Agreement, the Trustee agrees to comply with any timely entitlement order originated by the Beneficiary and relating to cash, financial asset credited thereto or any other Assets in the Trust Account without further consent by the Grantor or any other person.

(b) To the extent that securities (as defined by the UCC) are deposited in the Trust Account, the parties hereto acknowledge that (i) the Trust Account is a securities account; (ii) the Trustee is a securities intermediary with respect to the Trust Account; (iii) the Trustee shall, subject to the terms of this Agreement, treat the Beneficiary as the entitlement holder with respect to the Trust, entitled to exercise the rights that comprise all financial assets from time to time credited to the Trust Account; (iv) each item of property (whether Securities, investment property, security, instrument, or other property, but not cash which shall not be a financial asset for the purposes of this Agreement) credited to the Trust Account shall be treated as a financial asset; and (v) the State of Florida shall be deemed to be the securities intermediary’s jurisdiction for purposes of the UCC.

(c) The Trustee waives any security interest, lien or right to make deductions or setoffs that it may now have or hereafter acquire in or with respect to the Trust, any financial asset credited thereto or any security entitlement in respect thereof. Neither the financial assets credited to the Trust nor the security entitlements in respect thereof will be subject to deduction, set-off, banker’s lien, or any other right in favor of any person other than the Beneficiary.

(d) The Trustee has not entered into, and until the termination of this Agreement will not enter into, any agreement with any person (other than the Beneficiary and Grantor) relating to the Trust Account and/or any financial asset credited thereto pursuant to which it has agreed, or will agree, to comply with entitlement orders of such person. The Trustee has not entered into any other agreement with the Beneficiary or the Grantor purporting to limit or condition the obligation of the Trustee to comply with entitlement orders as agreed above.

(e) Except for the claims and interests of the Beneficiary and the Grantor, the person executing this Agreement on behalf of the Trustee does not know of any claim to, or interest in, the Trust Account, any financial asset credited thereto or any security entitlement in respect thereof. If any person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, attachment, execution or similar process) against the Trust Account, any financial asset credited thereto or any security entitlement in respect thereof, the Trustee will promptly notify the Beneficiary and the Grantor in writing thereof.

§9.	Termination of the Trust Account.

(a) The Agreement and Trust Account may be terminated only after (i) the Grantor and the Beneficiary have jointly given the Trustee written notice of its intention to terminate the Trust Account (the “Notice of Intention”), and (ii) the Trustee has given the Grantor and the Beneficiary the written notice specified in paragraph (b) of this Section 9. The Notice of Intention shall specify the date on which the notifying Party intends the Trust Account to terminate (the “Proposed Date”).

(b) Within three days following receipt by the Trustee of the Notice of Intention, the Trustee shall give written notification (the “Termination Notice”) to the Beneficiary and the Grantor of the date (the “Termination Date”) on which the Trust Account shall terminate. The Termination Date shall be between 30 and 45 days after the date that the Notice of Intention was received by the Trustee.

(c) On the Termination Date, and upon receipt of written approval of the termination of the Trust Account from the Beneficiary, the Trustee shall transfer to the Grantor any Assets remaining in the Trust Account, at which time this Agreement, and all duties and obligations of the Trustee with respect to such Assets shall cease.

ARTICLE II

THE TRUSTEE

§1.	Rights and Duties of the Trustee.

(a) The duties and obligations of the Trustee shall only be such as are specifically set forth in this Agreement, as it may from time to time be amended, and no implied duties or obligations shall be read into this Agreement against the Trustee.

(b) Before accepting any Asset for deposit to the Trust Account, the Trustee shall determine that such Asset is in such form that the Beneficiary whenever necessary may, or the Trustee upon direction by the Beneficiary can, negotiate or transfer such Asset without consent or signature from the Grantor or any person or entity other than the Trustee in accordance with the terms of this Agreement. The Trustee shall by book entry or otherwise identify all Assets on its records as subject to the Beneficiary’s interest.

(c) The Trustee shall have no responsibility to determine whether any Asset presented for deposit or any subsequent investments constitute Eligible Investments. Further, the Trustee is not obligated to extend or risk its own funds in respect of any such investments and shall have a lien on the Assets in the Trust Account to the extent it has extended or risked its own funds.

(d) The Trustee shall notify the Grantor and the Beneficiary in writing within ten (10) days following each deposit to, or withdrawal from the Trust Account.

(e) The Trustee shall accept and open all mail directed to the Grantor or the Beneficiary in care of the Trustee.

(f) The Trustee shall furnish to the Grantor and the Beneficiary a complete statement of all Assets and their market valuations in the Trust Account upon the inception of the Trust Account and monthly thereafter.

(g) Upon reasonable notice from the Grantor or the Beneficiary, the Trustee shall promptly permit the Grantor or the Beneficiary, their respective agents, employees or independent auditors to examine, audit, excerpt, transcribe and copy at their expense, during the Trustee’s normal business hours, any books, documents, papers and records relating to the Trust Account or the Assets.

(h) The Trustee shall have no responsibility to determine whether the Assets in the Trust are sufficient to secure the Grantor’s liability under the Insurance Agreements.

(i) The Trustee shall, for its own protection, maintain insurance coverage with respect to the Assets held in the Trust Account. Such insurance shall be maintained with standard coverage and subject to deductibles as is customary for insurance typically maintained by banks that act as trustees. Trustee will continue to maintain such insurance coverage so long as the Trust Account remains open. Trustee shall provide Grantor with such information as Grantor may reasonably request, and which Trustee customarily provides to its clients, regarding such insurance coverage.

(j) In the absence of a Withdrawal Notice, Reduction Notice or a Substitution Notice (as that term is hereinafter defined), the Trustee shall allow no substitution or withdrawal of any Assets from the Trust Account.

§2.	Reliance on Instructions.

Except as otherwise provided in this Agreement, the Trustee is authorized to follow and rely upon all instructions, including Beneficiary’s Written Instructions, and shall be fully protected in acting in accordance with such instructions given by officers named in (i) incumbency certificates furnished to the Trustee from time to time by the Grantor, and by Attorneys-in-fact acting under written authority furnished to the Trustee by the Grantor and (ii) banking resolutions furnished to the Trustee by the Beneficiary, including, without limitation, instructions given by letter, facsimile transmission or electronic media, if the Trustee reasonably believes such instructions to be genuine and to have been signed, sent or presented by the proper party or parties and further provided such instructions are consistent with the terms of this Agreement. The Trustee shall not be charged with notice of any change in authority of an officer or attorney-in-fact of either Grantor or Beneficiary until Trustee receives written notification of such change from the party for which it will be effective. The Trustee shall not incur any liability to anyone resulting from actions taken by the Trustee in reliance on such instructions. The Trustee shall not incur any liability in executing instructions (i) from any attorney-in-fact prior to receipt by it of notice from the Grantor of the revocation of the written authority of the attorney-in-fact or (ii) from any officer of the Grantor or the Beneficiary named in an incumbency certificate or banking resolution, respectively, delivered hereunder prior to receipt by it of a more current certificate or banking resolution.

§3.	Trustee Standard of Care.

The Trustee shall be liable for its own and its agents’ negligence, willful misconduct, or lack of good faith. In the event of such loss or damage to the Assets resulting from the Trustee’s or its agents’ negligence, willful misconduct, or lack of good faith, the Trustee, at its option, shall promptly replace (at its own expense) said Assets (by, among other means, posting appropriate security or bond with issuers of such Assets and obtaining their reissuance) with other Assets of like kind and quality, or their value as of the date of discovery of the loss.

§4.	The Trustee’s Compensation and Expenses.

(a) Annual Fees. The Grantor shall pay the Trustee, as compensation for its services under this Agreement, an annual fee for applicable services as may be mutually agreed from time to time by the parties. The Grantor shall pay the $2,500 annual fee to the Trustee no later than 30 days after the execution date of this Agreement, and within 30 days after each anniversary of the execution date thereafter. The Trustee reserves the right to invoice the Grantor for trust transactions on a monthly or quarterly basis with payment due no later than thirty days after the date of the invoice. If the Grantor fails to pay the annual fee or any invoice to the Trustee within the allotted time, then the Trustee shall have the right to resign pursuant to Article II, Section 6 herein.

(b) Other Fees. The Grantor shall pay or reimburse the Trustee for all of the Trustee’s reasonable expenses and disbursements in connection with its duties under this Agreement (including but not limited to attorney’s fees and expenses, on-line reporting fees, and other extraordinary expenses such as shipping, special report requests, etc.), except any such expense or disbursement resulting from the Trustee’s negligence, willful misconduct, or lack of good faith.

(c) No Assets shall be used or withdrawn from the Trust Account nor lien, encumbrance or security interest in the Assets permitted or perfected for the purpose of paying compensation to, or reimbursement of the expenses or indemnification of, the Trustee.

(d) Nothing in this Agreement shall be construed to waive or limit the right of the Trustee under Section 9-206 of the Uniform Commercial Code as amended, regarding those Eligible Securities received into the Trust Account which were purchased with funds advanced by the Trustee when following an Investment Order, with which the Trustee is authorized to comply pursuant to the terms of this Agreement.

§5.	Trustee Indemnification.

The Grantor hereby indemnifies the Trustee for, and holds it harmless against, any loss, liability, costs or expenses (including attorney’s fees and expenses) incurred or made without negligence, willful misconduct or lack of good faith on the part of the Trustee, arising out of or in connection with the performance of its obligations in accordance with provisions of this Agreement, including any loss, liability, costs or expenses arising out of or in connection with the status of the Trustee or its nominee as the holder of record of the Assets. The Grantor hereby acknowledges that the foregoing indemnities shall survive the resignation of the Trustee or the termination of the Agreement.

§6.	Resignation or Removal of the Trustee.

(a) Trustee Resignation.

(i) The Trustee may resign by giving not less than ninety (90) days’ written notice thereof to the Beneficiary and to the Grantor. Such resignation shall become effective upon the acceptance of appointment by a successor Trustee and the transfer to such successor Trustee of all Assets in the Trust Account in accordance with this Agreement.

(ii) Upon receipt of the Trustee’s notice of resignation, the Grantor and the Beneficiary shall appoint a successor Trustee (the “Successor Trustee”). Any Successor Trustee shall not be a Parent, a Subsidiary or an Affiliate of either the Grantor or the Beneficiary. Upon the acceptance of the appointment as Trustee hereunder by a Successor Trustee and the transfer to such Successor Trustee of all Assets in the Trust Account, the resignation of the Trustee shall become effective. Thereupon, such Successor Trustee shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Trustee, and the resigning Trustee shall be discharged from any future duties and obligations under this Agreement, except as provided in Article II, Section 3 herein.

(iii) In the event of the Trustee’s resignation, if an instrument of acceptance by a Successor Trustee has not been delivered to Trustee within 60 days after the giving of notice of such resignation, Trustee may, at the expense of Grantor, petition any court of competent jurisdiction for the appointment of a Successor Trustee under this Agreement.

(iv) The Trustee must resign upon becoming a Parent, Subsidiary or Affiliate of the Grantor or the Beneficiary.

(v) Notwithstanding paragraph (a)(i) of this Section 6, if the Trustee resigns because of the Grantor’s failure to pay the annual fee as set forth in Article II,

Section 4 of this Agreement, then it may do so by giving not less than sixty (60) days written notice to the Grantor and the Beneficiary, and may at the expense of Grantor, petition any court of competent jurisdiction for the appointment of a Successor Trustee under this Agreement within 30 days after giving notice of such resignation.

(b) Trustee Removal. The Beneficiary may, with or without cause, remove the Trustee by giving not less than 90 days written notice thereof to the Trustee. Such removal shall become effective upon the acceptance of appointment by a successor Trustee in accordance with paragraph (a)(ii) of this Section 6.

§7.	Confidentiality

Trustee agrees to safeguard all information relating to this Agreement, the Insurance Agreements, or any other non-public information provided by or relating to Parties (“Confidential Information”), in each case, whether or not Trustee is then performing the services for the Parties hereunder. Trustee also agrees that such Confidential Information will not be disclosed to anyone other than the Trustee’s employees or agents who the Trustee reasonably believes need to have such information. Neither the Beneficiary’s nor the Grantor’s name may be used in any manner other than as required by court order or a regulatory authority without their express written consent.

ARTICLE III

THE GRANTOR

§1.	Duties and Obligations of Grantor.

(a) Delivery of Assets. The Grantor shall deliver any Eligible Investments to be deposited as Assets in the Trust Account to the Trustee in a negotiable or transferable form or to an account in the name of the Trustee at a U.S. Depository or other securities intermediary (as defined in Article 8 of the UCC) that allows the Assets to be held by the Trustee or under the Trustee’s control and administered in accordance with this Agreement. The Grantor shall execute appropriate assignments, bond powers, endorsements in blank, powers of attorney or other documents at Beneficiary’s direction as provided for in this Agreement. In the case of Assets maintained in book-entry form, the Grantor shall take all steps deemed necessary by the Trustee to transfer such Assets to, and register them in the name of, the Trustee, to be held by the Trustee solely for the security of Beneficiary.

(b) Appointment of Attorney-in-Fact. The Grantor hereby appoints the Trustee and Beneficiary (with the Beneficiary’s power to be exercised when it is entitled to acquire Assets pursuant hereto), its true and lawful agents and attorneys-in-fact, with full power to act in their individual names and/or in the Grantor’s name, to transfer any or all of the Assets to, or register such Assets in the name of, the Trustee or Beneficiary, as the case may be, or its nominee. The foregoing power of attorney, being coupled with an interest, shall be irrevocable and shall continue until this Agreement is terminated pursuant to Article I, Section 9 of this Agreement.

(c) Taxes. The Grantor shall, prior to and following the deposit of any Assets into the Trust Account pay all taxes and assessments and other charges levied on Assets to be deposited or on the Assets in the Trust Account, as the case may be, and discharge all liens against such Assets, except for liens created by the Beneficiary or by the Trustee with the consent of the Beneficiary. The failure of the Grantor to do so shall be a default hereunder. In such event, the Beneficiary, at its option, may make any such payments necessary to discharge such taxes, assessments, charges, or liens, and in such event the Grantor will promptly reimburse the Beneficiary upon demand for the full amount of all such payments.

§2.	Representations and Warranties of Grantor.

The Grantor hereby represents and warrants to the Trustee and Beneficiary that:

(a) This Agreement has been duly and validly executed and delivered by the Grantor and constitutes the legal, valid and binding obligation of the Grantor.

(b) The execution, delivery and performance by the Grantor of this Agreement, and the transfer and conveyance of Assets by the Grantor pursuant hereto, do not and will not (i) violate any provision of any law, rule, regulation, order, writ, judgment, decree, determination or award presently in effect having applicability to the Grantor, of (ii) result in a breach of or constitute a default under any indenture or loan or credit agreement, or any other agreement or instrument, to which the Grantor is a party or by which the Grantor or any of its properties may be bound or affected.

(c) No authorization, consent, approval license, qualification or formal exemption from, nor any filing, declaration or registration with, any court, governmental agency or regulatory authority, or with any securities exchange or any other Person is required in connection with (i) the execution, delivery or performance by the Grantor of this Agreement or (ii) the transfer and conveyance of the Assets by the Grantor in the manner and for the purposes contemplated by this Agreement.

(d) Any Assets transferred by the Grantor to the Trustee for deposit to the Trust Account will be in such form that the Beneficiary whenever necessary may, and the Trustee upon written direction by the Beneficiary will, negotiate any such Assets without consent or signature from the Grantor or any person in accordance with the terms of this Agreement.

(e) All Assets transferred by the Grantor to the Trustee for deposit to the Trust Account shall consist only of cash or the Eligible Investments specified in Schedule C, unless otherwise approved in writing by the Beneficiary and acceptable to the Trustee as investments eligible for its custody services.

(f) At the date of each delivery by the Grantor to the Trustee of each certificate, instrument or other document constituting, representing or evidencing the Assets, the Trustee will then be the lawful owner of, and will have good and marketable title to such Assets, free and clear of all liens or encumbrances.

ARTICLE IV

MISCELLANEOUS

§1.	Definitions.

Except as the context shall otherwise require, the following terms shall have the following meaning for all purposes of this Agreement (the definitions to be applicable to both the singular and the plural forms of each term defined if both forms of such term are used in this Agreement):

The term “Affiliate” with respect to any corporation, partnership, limited liability company or other entity shall mean a corporation, partnership, limited liability company or other entity which directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such corporation, partnership, limited liability company or other entity.

The term “Beneficiary” shall mean Valley Forge Insurance Company, and any statutory successor thereof including without limitation, its domiciliary rehabilitator, conservator or liquidator.

The term “Beneficiary’s Written Approval” shall be as specified in a writing signed by two authorized officers of Beneficiary as set forth in Beneficiary’s banking resolution (which shall be provided to Trustee).

The term “control”, as it relates to corporate ownership, (including the related terms “controlled by” and “under common control with”) shall mean the ownership, directly or indirectly, of more than 50% of the voting stock of a corporation.

The term “Eligible Investments” shall mean and include any investment instruments described in Schedule C, attached hereto and incorporated by reference into this Agreement.

The term “Grantor” shall mean The Goldfield Corporation, and any successor thereof, including without limitation, its domiciliary rehabilitator, conservator or liquidator.

The term “Person” shall mean and include an individual, a corporation, a partnership, a limited liability company, an association, a trust, an unincorporated organization or a government or political subdivision thereof.

The term “Parent” shall mean a corporation, partnership, limited liability company, association, trust, or other organization that, directly or indirectly, controls another corporation, partnership, limited liability company, association, trust, or other organization.

The term “Subsidiary” shall mean a person or institution controlled, directly or indirectly, by another person.

§2.	Governing Law.

This Agreement shall be subject to and governed by and construed in accordance with the laws of the State of Texas without regard to its conflict of laws rules.

§3.	Successors and Assigns; Applicability of Terms.

This Agreement shall be binding upon, and shall inure to the benefit of all parties to it as well as their respective successors and assigns, provided that no Party may assign or transfer this Agreement or any of its rights or obligations hereunder, whether by merger, consolidation, sale of all or substantially all of its assets, liquidation, dissolution or otherwise, except as expressly permitted by this Article IV, Section 3 of this Agreement. Without limiting the generality of the foregoing, no covenant, representation, or obligation of one party to another under this Agreement shall apply to, or be enforceable by any other person or entity, whether or not such person or entity is also a party to this Agreement, except as otherwise expressly provided herein. The Beneficiary may assign, with the consent of the Trustee, which consent shall not be unreasonably withheld, to another Person (hereinafter referred to as the “Transferee”) all, but not part, of its right, title and interest in, to and under this Agreement; provided that (i) the Transferee shall have the requisite power and authority to enter into and carry out the transactions contemplated hereby, (ii) the Transferee shall have entered into an agreement, in form and substance reasonably satisfactory to the Trustee, whereby the Transferee confirms that it shall be deemed a party to this Trust Agreement, agrees to be bound by all of the terms of, and to undertake all of the obligations of the Beneficiary contained in this Trust Agreement, and (iii) such transfer shall not violate any provision of any applicable law, agreement or other instrument or create a relationship which would result in violation thereof. Upon any such transfer by the Beneficiary to a Transferee as above provided, such Transferee shall be deemed to be the Beneficiary for all purposes of this Trust Agreement and each reference herein to the Beneficiary shall thereafter be deemed to be a reference to such Transferee.

§4.	Severability; Nonwaiver.

In the event that any provision of this Agreement shall be declared invalid or unenforceable by any regulatory body or court having jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remaining portions of this Agreement. Any forbearance, failure or delay by the Beneficiary in exercising any right, power or remedy under this Trust Agreement shall not preclude the exercise or further exercise thereof. Every right, power and remedy of the Beneficiary shall continue in full force and effect until such right, power or remedy is specifically waived in writing by the Beneficiary.

§5.	Entire Agreement.

This Agreement constitutes the entire agreement among the Parties, and there are no understandings or agreements, conditions or qualifications relative to this Agreement which are not fully expressed in this Agreement.

§6.	Amendments.

This Trust Agreement may be amended in writing by mutual consent of the Beneficiary and the Grantor, provided that any amendment that changes the duties or responsibilities of the Trustee shall also require the written consent of the Trustee.

§7.	Notices, etc.

(a) Unless otherwise provided in this Agreement, all notices, directions, requests, demands, acknowledgments and other communications required or permitted to be given or made under the terms hereof shall be in writing and shall be deemed to have been duly given or made (i) when delivered personally, (ii) when made or given by telecopier (provided that, where made or given by telecopy, receipt of such telecopy is promptly confirmed by telephonic inquiry), (iii) when delivered by prepaid courier or overnight delivery service; or (iv) when received by the recipient by registered or certified first class mail service and addressed as follows:

If to the Grantor:

Attn: Stephen R. Wherry, Sr. Vice President

The Goldfield Corporation

1684 West Hibiscus Boulevard

Melbourne, FL 32901-2631

Phone: 321-724-1700

Fax: 321-308-1163

If to the Beneficiary:

All bank reports and market valuations shall be sent to:

RM Collateral & Agreements

CNA Insurance Companies

333 S. Wabash Ave., 29th Floor

Chicago, IL 60604

Phone: 312-822-4801

Fax: 312-894-3593

All notices, proxies and other communications shall be sent to the Beneficiary at:

Attn: Treasurer

333 S. Wabash Ave., 23rd Floor

Chicago, IL 60604

Fax number: 312-755-3692

If to the Trustee:

Attn: Marsha Hart

Branch Banking and Trust Company

223 West Nash Street

Wilson, NC 27893

Phone: 252-246-2126

Fax: 252-246-4303

(b) Each Party may from time to time designate a different address or facsimile transmission number for notices, directions, requests, demands, acknowledgments and other communications by giving written notice of such change to the other Parties.

(c) All notices, directions, requests, demands, acknowledgments and other communications relating to the Beneficiary’s approval of the Grantor’s authorization to substitute Trust Assets and to the termination of the Trust Account shall be in writing and shall be given by, telecopier or facsimile transmission.

(d) Notices to any designee or attorney-in-fact of the Beneficiary or Grantor shall be governed by this Section and shall be addressed to the location and person in writing advised to the Trustee from time to time.

§8.	Headings.

The headings of the Sections have been inserted for convenience of reference only and shall not be deemed to constitute a part of this Agreement.

§9.	Counterparts.

This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall constitute an original, but such counterparts together shall constitute but one and the same Agreement.

§10.	Taxes.

Unless they have previously certified to Trustee their U.S. tax identification numbers as provided for below, Grantor and, to the extent necessary, Beneficiary, shall each deliver promptly to Trustee with respect to the Trust Account established under this Agreement, duly completed and executed copies of the appropriate United States

Internal Revenue Service forms: (i) Form W-9, if Grantor or Beneficiary is a U.S. citizen or resident person; and (ii) if Grantor or Beneficiary is a nonresident person, Form 1001, Form 4224, Form W-8 or Form 8709 (as applicable), certifying its status as a nonresident person, and whether Grantor or Beneficiary is entitled to receive United States source payments under or in connection with this Agreement without deduction as withholding or at a reduced rate of withholding for United States federal income taxes. Both Grantor and, to the extent necessary, Beneficiary, agree to provide duly executed and completed updates of such form(s) (or successor applicable forms), on or before the date that such form(s) expire or become obsolete or after the occurrence of an event requiring a change in the most recent form previously delivered by Grantor or Beneficiary to Trustee.

Grantor shall be responsible for the payment of all taxes relating to the Assets in the Trust Account.

Grantor agrees to pay, indemnify, and hold Beneficiary, Trustee and Trustee’s agents harmless from and against any and all liabilities, penalties, interest or additions to tax with respect to, or resulting from, any delay in, or failure by, Trustee or them (i) to pay, withhold or report any Federal, state or foreign taxes imposed on, or in respect of, the property held in the Trust Account, or this Agreement, or (ii) to report interest, dividend or other income paid or credited to the Trust Account, whether such failure or delay by Trustee to pay, withhold or report tax or income is a result of Grantor’s or Beneficiary’s failure to comply with the terms of this Section. However, Grantor and Beneficiary shall not be liable to Trustee, and Trustee shall be responsible for, any penalty or additions to tax due as a result of Trustee’s or Trustee’s agents failure to pay or withhold tax or to report interest, dividend or other income paid or credited to the Trust Account solely as a result of Trustee’s or its agents’ negligent acts or omissions.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

Valley Forge Insurance Company as Beneficiary	The Goldfield Corporation as Grantor

By: /s/ Katie Cunning	By: /s/ Stephen R. Wherry

Print name: Katie Cunning	Print name: Stephen R. Wherry

Title: Senior Vice President	Title: Sr. Vice President

Date: 10/27/10	Date: 10/25/10

By: /s/ Marilou R. McGirr Print name: Marilou R. McGirr Title: Vice President & Assistant Treasurer Date: 10/27/2010	Branch Banking and Trust Company as Trustee By: /s/ Maura S. Pope Print name: Maura S. Pope Title: Vice President Date: 10/28/2010

Imprint of Stamp: Approved by Law Dept By: LG Date: 10/26/10

SCHEDULE A

Insurance Agreement(s)

Agreement Name	CNA Company	Coverage

01/01/2010 – Incurred-Zero Deferred	Valley Forge Insurance Company	Retro Only

01/01/2009 – Incurred-Zero Deferred	Valley Forge Insurance Company	Retro Only

Valley Forge Insurance Company as Beneficiary	The Goldfield Corporation as Grantor

By: /s/ Katie Cunning	By: /s/ Stephen R. Wherry

Print name: Katie Cunning	Print name: Stephen R. Wherry

Title: Senior Vice President	Title: Sr. Vice President

Date: 10/27/10	Date: 10/25/10

By: /s/ Marilou R. McGirr Print name: Marilou R. McGirr Title: Vice President & Assistant Treasurer Date: 10/27/2010	Branch Banking and Trust Company as Trustee By: /s/ Maura S. Pope Print name: Maura S. Pope Title: Vice President Date: 10/28/2010

Imprint of Stamp: Approved by Law Dept By: LG Date: 10/26/10

SCHEDULE B

List of Assets to be Deposited into the Trust Account

Asset Name	Amount	Due Date

Cash	$79,000	10/28/2010

Valley Forge Insurance Company as Beneficiary	The Goldfield Corporation as Grantor

By: /s/ Katie Cunning	By: /s/ Stephen R. Wherry

Print name: Katie Cunning	Print name: Stephen R. Wherry

Title: Senior Vice President	Title: Sr. Vice President

Date: 10/27/10	Date: 10/25/10

By: /s/ Marilou R. McGirr Print name: Marilou R. McGirr Title: Vice President & Assistant Treasurer Date: 10/27/2010	Branch Banking and Trust Company as Trustee By: /s/ Maura S. Pope Print name: Maura S. Pope Title: Vice President Date: 10/28/2010

Imprint of Stamp: Approved by Law Dept By: LG Date: 10/26/10

SCHEDULE C

Eligible Investments

All Trust Assets must be free of liens or encumbrances.

Investment Securities must be confined to the following financial securities:

a)	Not be an obligation of a Parent, a Subsidiary or an Affiliate of either the Grantor or the Beneficiary.

b)	Obligations which are guaranteed as to the payment of principal and interest by the United States of America, with maturities not to exceed 180 days.

c)	Domestic certificates of deposit and time deposits, including the BB&T Business Investment Deposit Account with maturities not exceeding 180 days that meet all other criteria set forth in this policy and are issued by financial institutions which are acceptable to CNA in its sole discretion.

d)	Domestic Commercial paper rated P1 (or better) by Moody’s or A1 (or better) by Standard and Poor’s, with maturities not to exceed 180 days. As market value of commercial paper fluctuates adequacy of the amount of this form of Investment Security held must be closely monitored.

Valley Forge Insurance Company as Beneficiary

By:    /s/ Katie Cunning

Print name:  Katie Cunning

Title:  Senior Vice President

Date:  10/27/10

By:  /s/ Marilou R. McGirr

Print name: Marilou R. McGirr

Title:  Vice President & Assistant Treasurer

Date:    10/27/2010

The Goldfield Corporation as Grantor

By:    /s/ Stephen R. Wherry

Print name:  Stephen R. Wherry

Title:  Sr. Vice President

Date:  10/25/10

Branch Banking and Trust Company as Trustee

By:  /s/ Maura S. Pope

Print name:  Maura S. Pope

Title:    Vice President

Date:    10/28/2010

Imprint of Stamp: Approved by Law Dept By: LG Date: 10/26/10